NUMBER                                                                    SHARES
ECP

                                ETRAVNET.COM INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK

                                                           SEE REVERSE FOR
                                                           CERTAIN DEFINITIONS
                                                           CUSIP 297868 30 9

THIS IS TO CERTIFY THAT



(the "Registered Holder") is the owner of

fully paid and non-assessable shares of SERIES A CONVERTIBLE PREFERRED STOCK, no Par Value, of ETRAVNET.COM, INC.

(hereinafter called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation of the Corporation to all of which the holder by acceptance hereof assents.

          This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

          WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.



SECRETARY                     ETRAVNET.COM, INC.                       PRESIDENT
                                  Corporate
                                    SEAL
                                    1981
                                   NEW YORK


                                         Countersigned and Registered:
                                         AMERICAN STOCK TRANSFER & TRUST COMPANY
                                         (NEW YORK, N.Y.)
                                         TRANSFER AGENT AND REGISTRAR
                                         AUTHORIZED SIGNATURE

(Back of Certificate)

The Preferred Shares have voting rights (on a converted basis), pay a 7% cumulative dividend (payable quarterly) and have standard anti-dilution rights, including additional shares to be issued in the event that the Company issues additional securities at prices below the then applicable conversion price. In addition, each Preferred Share will be convertible at any time at the option of the Registered Holder and will mandatorily be converted by the Company into two
(2) shares, subject to adjustment, of the Company's common stock ("Conversion Shares") when (i) the Conversion Shares are registered for resale under the Securities Act; (ii) the underlying share price equals or exceeds 200% of the then-applicable conversion price (initially $3.50) for 20 consecutive trading days and (iii) the Company's common stock is listed for trading on the NASDAQ National Market System or Small Cap Market for at least 90 days.

The Preferred Shares are governed by the August 18, 2000 Certificate of Ammendment to the Certificate of Incorporation (the "Certificate of Amendment") and are subject to the terms and provisions therein; the description of the rights of the Registered Holder to all of the terms and provisions contained in the Certificate of Amendment. Copies of the Certificate of Amendment are on file at the office of the Transfer Agent, 59 Maiden Lane, New York, NY 10038, and are available without cost to any holder upon written request.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM - as tenants in common        UNIF GIFT MIN ACT-______Custodian_______
  TEN ENT - as tenants by the entireties                  (Cust)         (Minor)
  JT TEN \  as joint tenants with right            under Uniform Gifts to Minors
            Of survivorship and not as tenants     Act_____________________
            in common                                       (state)

     Additional abbreviations may also be used though not in the above list.

        For value Received_________________ hereby sell, assign and transfer unto Please insert social security or other identifying number of Assignee.

--------------------------------------------------------------------------------
  (please print or typewrite name and address, including zip code, of assignee)
________________________________________________________________________________
________________________________________________________________________________
__________________________________________________________________________Shares
of the capital stock represented by the within Certificate ,and do hereby irrevocably constitute and appoint _______________________________Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated____________________________

                    ____________________________________________________________

                    NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signatures(s) Guaranteed:

--------------------------------------------------------------------------------
The signature(s) must be guaranteed by an eligible guarantor institution (banks, stockbrokers, saving and loan Associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17A-15 KEEP THIS CERTIFICATE IN A SAFE PLACE, IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.